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Exhibit 13.2

BASF Aktiengesellschaft

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT

        In connection with the Annual Report on Form 20-F of BASF Aktiengesellschaft, a German corporation (the "Company") for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on March 9, 2005 (the "Report") the undersigned, Dr. Kurt Bock, Chief Financial Officer of BASF Aktiengesellschaft, hereby certifies, pursuant to 18 U.S.C. Section 1350, that to his knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 1, 2005

	Name:	Dr. Kurt Bock
	Title:	Chief Financial Officer of the Board of Executive Directors

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT